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                                                                    Exhibit 21.1
                                                                    ------------

                          SUBSIDIARIES OF PAETEC CORP.

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
                                                                                    Other names under which such
                Name                      Jurisdiction of Organization              subsidiary does business
                ----                      ----------------------------              ----------------------------

PaeTec Communications of Virginia,
 Inc................................                 Virginia                                   --
PaeTec Capital Corp.................                 Delaware                                   --
PaeTec Communications, Inc..........                 Delaware                     AutoCom; AutoCom Long Distance
PaeTec International, Inc...........                 Delaware                                   --
PaeTec Online, Inc./1/..............                 Delaware                               OnNet Mall
East Florida Communications, Inc....                 Florida                                    --
WANLink Communications, L.L.C./2/...                 Delaware                                   --

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/1/  Ownership is slightly less than 100% due to employee ownership of shares.
/2/ The Company and Subsidiaries own 50.1% of the membership interests in this Delaware limited liability company.